                               PURCHASE AGREEMENT


                  PURCHASE AGREEMENT (the "Agreement"), dated as of December 15, 1997, between Transmedia Network Inc., a Delaware corporation ("Transmedia") and East American Trading Company, a North Carolina corporation ("East American").

                  WHEREAS, Transmedia and East American entered into a Franchise Agreement, dated November 9, 1992, as amended by an Amendment made on November 9, 1992, and a Receipt, Waiver, Release and Amendment No. 2, dated September 21, 1993 (collectively, the "First Franchise Agreement"), and a Franchise Agreement, dated March 16, 1994, as amended by an Amendment dated March 16, 1994 (collectively, the "Second Franchise Agreement"), in each case pursuant to which Transmedia granted East American the right to utilize certain property and promote and sell certain services owned by Transmedia, upon the terms and conditions contained in the applicable Agreement; and

                  WHEREAS, Transmedia and East American desire to terminate and cancel the First Franchise Agreement and the Second Franchise Agreement and transfer certain assets of East American to Transmedia in exchange for the issuance to East American of shares of common stock of Transmedia, all on the terms and conditions hereinafter set forth,

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
            TRANSFER OF ASSETS; CANCELLATION OF FRANCHISE AGREEMENT.

     1.1 Transfer of Assets; Cancellation of Franchise Agreement. On the terms and subject to the conditions in this Agreement, simultaneously with the execution and delivery of this Agreement, (a) East American shall sell, transfer, convey, assign and deliver to Transmedia Restaurant Company Inc., a Delaware corporation ("Transmedia Restaurant"), free and clear of all mortgages, pledges, assessments, security interests, leases, liens, adverse claims, levies, charges or other encumbrances of any nature, conditional sale or title retention contracts, agreements or understandings or any contracts, agreements or understandings to grant any of the foregoing (collectively, "Liens"), all of its right, title and interest in, to and under the contractual rights-to- receive including, without limitation, the food and beverage credits of East American at, and any loans or advances of East American to, restaurants and other establishments (including, without limitation, those restaurants and establishments listed on Exhibit A attached hereto) which were, at the time of the creation of such right, members of the TRANSMEDIA network, accepted the TRANSMEDIA card, in operation and for which no bankruptcy (whether voluntary or involuntary) or liquidation proceedings had been commenced, used or held for use in connection with East American's business, and all agreements, contracts, guarantees, instruments, security agreements and other documents evidencing or securing, and any collateral and security interests securing, such credits, loans and advances (collectively, the "Rights-to-Receive"), as the same shall exist on the Closing Date, by the execution and delivery of the General Assignment and Bill of Sale Agreement, in the form attached hereto as Exhibit B, and (b) East American and Transmedia shall cancel and terminate, effective as of the Closing Date, East American's rights under the First Franchise Agreement and the Second Franchise Agreement, each in accordance with the terms thereof, by the execution and delivery of the letter, in the form attached hereto as Exhibit C (together, with the Bill of Sale, and the power of attorney, in the form attached hereto as Exhibit D (the "Power of Attorney"), the "Additional Agreements"), for the consideration specified in
Section 1.2.

     1.2 Purchase Price. In consideration of the transfer of the rights specified in Section 1.1(a) and the cancellation and termination of East American's rights under the First Franchise Agreement and the Second Franchise Agreement, simultaneously with the execution and delivery of this Agreement, Transmedia shall deliver to East American, certificates for 170,000 shares of common stock, par value $0.02 per share, of Transmedia (the "Shares"), registered in the name of East American, which shall bear appropriate legends stating that the shares evidenced thereby have not been registered under federal and state securities laws.

     1.3 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Transmedia, 11900 Biscayne

Boulevard, North Miami, Florida 33181, or such other location as the parties shall mutually agree, commencing at 10:00 a.m. local time, on the date of the execution and delivery of this Agreement (the "Closing Date").

     1.4 Further Assurances. If at any time after the Closing it shall be determined that any further bills of sale, assignments, assurances or any other actions or things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in Transmedia, Transmedia Restaurant or any designee of either its right, title or interest in, to or under any of the rights, properties or assets of East American acquired as a result of, or in connection with, the transactions contemplated by this Agreement, or otherwise to carry out the purposes of this

Agreement, East American shall deliver such bills of sale, assignments and assurances and take and do all such other actions and things as may be necessary, desirable or proper to vest, perfect or confirm any and all right, title and interest in, to and under such the rights, properties or assets transferred hereby.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     2.1 East American. East American represents, warrants and covenants to Transmedia as follows:

         (a) Organization and Qualification. East American is a corporation duly incorporated, validly existing and in good standing under the laws of the State of North Carolina, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified, registered or licensed and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except such jurisdictions, if any, where the failure to be so qualified would not have a material adverse effect on its business and operations, taken as a whole.

         (b) Authority; Vote Required. East American has the requisite corporate power and authority to execute and deliver this Agreement and the Additional Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Additional Agreements by East American and the consummation by East American of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action (including approval by its Board of Directors and shareholders) and no other corporate proceedings on the part of East American are necessary to authorize this Agreement or the Additional Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement and each of the Additional Agreements has been duly executed and delivered by East American and, assuming the due authorization, execution and delivery by the other party hereto or thereto, constitutes the legal, valid and binding obligation of East American.

     2.2 Transmedia. Transmedia represents, warrants and covenants to East American as follows:

         (a) Organization and Qualification. Transmedia is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified, registered or licensed and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except such jurisdictions, if any, where the failure to be so qualified would not have a material adverse effect on its business and operations, taken as a whole.

         (b) Authority. Transmedia has the requisite corporate power and authority to execute and deliver this Agreement and the Additional Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Additional Agreements by Transmedia, and the consummation by Transmedia of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Transmedia are necessary to authorize this Agreement or the Additional Agreements. This Agreement and each of the Additional Agreements has been duly executed and delivered by Transmedia and, assuming the due authorization, execution and delivery by the other party hereto or thereto, constitutes the legal, valid and binding obligation of Transmedia.

         (c) Shares. Upon issuance at the Closing, the Shares will have been duly authorized, validly issued and fully paid and nonassessable and not issued in violation of any preemptive rights.

     2.3 Mutual. Each of East American and Transmedia represents, warrants and covenants to the other as follows:

         (a) East American has delivered to Transmedia all sums, documents, books and records required to be delivered pursuant to Article XVII of the First Franchise Agreement and Article XVII of the Second Franchise Agreement.

         (b) East American has delivered to Transmedia all appropriate UCC-3 Financing Statements, duly executed by an authorized officer, with respect to each restaurant or establishment against which it has filed a UCC-1 Financing Statement in connection with or relating to Rights-to-Receive.


         (c) East American has delivered to Transmedia the Power of Attorney, duly executed by an authorized officer.

         (d) Transmedia has delivered to East American a certificate representing the Shares, registered in the name of East American.

         (e) Transmedia has delivered to East American all sums required to be delivered pursuant to Article XVII of the First Franchise Agreement and Article XVII of the Second Franchise Agreement.

     2.4 Releases.

         (a) Transmedia, for itself, its successors and assigns, releases and forever discharges East American, its officers, directors, stockholders, employees and agents from any and all claims, demands, actions, causes of action, suits or judgments, whether in law, equity or otherwise (including without limitation any unknown or unsuspected claims) that Transmedia had or has against each of the foregoing arising out of, based upon or resulting from facts or circumstances of any kind existing on or prior to the Closing Date.

         (b) East American, for itself, its successors and assigns, releases and forever discharges Transmedia, its subsidiaries, and the officers, directors, stockholders, employees and agents of each of them from any and all claims, demands, actions, causes of action, suits or judgments, whether in law, equity or otherwise (including without limitation any unknown or unsuspected claims) that East American had or has against each of the foregoing arising out of, based upon or resulting from facts or circumstances of any kind existing on or prior to the Closing Date.


                                   ARTICLE III

                                  REGISTRATION

     3.1 Shelf Registration. If not registered pursuant to an effective registration statement at the Closing Date, Transmedia shall prepare and file and use its best efforts to have declared effective a registration statement on any appropriate form pursuant to Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), and/or any similar rule that may be adopted by the Securities and Exchange Commission (the "SEC") (the "Shelf Registration Statement"), that shall include all of the Shares (including all shares of common stock issued as a dividend thereon, collectively, the "Registrable Securities"), no later than six (6) months from the date hereof (the "Registration Date"). Transmedia shall use its best efforts to keep such

Shelf Registration Statement continuously effective for such period following the date on which the Shelf Registration is declared effective until the holders of the Registrable Securities may sell such shares pursuant to Rule 144 under the Securities Act. Transmedia shall pay all expenses incident to the preparation and filing of the Shelf Registration Statement pursuant to this Agreement, including, without limitation, all registration, filing and applicable national securities exchange listing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel to the underwriters in connection with "blue sky" qualification of the Registrable Securities under the laws of the various jurisdictions), all duplicating and printing expenses, all messenger and delivery expenses, and the fees and disbursements of counsel for Transmedia and of its independent public accountants; but excluding all underwriters' and brokers' expenses and underwriting and brokerage fees, discounts and commissions in respect of the Registrable Securities being registered, transfer taxes or the fees and expenses of counsel to the holders of such shares in connection with the Shelf Registration Statement, whether or not it becomes effective. Transmedia shall not have any obligation to pay any underwriting discounts or commissions attributable to the sale of Registrable Securities, which expenses will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

     3.2 Postponement. Transmedia shall be entitled to postpone for a reasonable period of time (but not exceeding the number of days set forth in the next two sentences) (the "Postponement Period") the filing of any Shelf Registration Statement required to be prepared and filed by it pursuant to this Agreement if Transmedia determines, in its reasonable judgment, that such registration and offering would materially and adversely interfere with any financing, corporate reorganization or other material transaction or development involving Transmedia or any subsidiary or would require a premature disclosure thereof, and shall promptly give the holders of Registrable Securities written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay (which notice, in the event of a postponement resulting from the registration by Transmedia of any of its common equity securities under the Securities Act, shall be given to each holder of Registrable Securities no later than two business days before the Registration Date). In the event of a postponement resulting from the offer, sale or distribution or registration under the Securities Act by Transmedia of any common equity securities, the Postponement Period shall be 90 days. In the event of a postponement for any other reason, the Postponement Period shall be 45 days.

     3.3 Furnish Information. It shall be a condition precedent to the obligations of Transmedia to take any action pursuant to this Agreement with respect to the Registrable Securities of any holder that such holder shall furnish to Transmedia such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such holder's Registrable Securities and as may be required from time to time to keep such registration current in accordance with the terms hereof.

     3.4 No Assignment of Registration Rights. The right to cause Transmedia to register Registrable Securities pursuant to this Agreement may be assigned by a holder only (x) to a transferee who executes and delivers to Transmedia a joinder agreement, agreeing to be legally bound by Article III of this Agreement and who owns on Transmedia's books and records the Registrable Securities and
(y) if, immediately following such transfer, the further disposition of such securities by the transferee is restricted under the Securities Act.


                                   ARTICLE IV

                          REPRESENTATIONS AND COVENANTS
                           WITH RESPECT TO THE SHARES

     4.1 Representations. East American represents and warrants to Transmedia as follows:

         (a) East American is an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the Securities Act. East American understands that the Shares have not been registered under the Securities Act or any state securities laws by reason of exemptions from the registration requirements of the Securities Act or any state securities laws by reason of exemptions from the registration requirements of the Securities Act and such state securities laws which depend upon, among other things, the accuracy of the representations set forth in this Section 4.1(a). East American is familiar with the provisions of Rule 144 under the

Securities Act, which permits the limited resale of restricted securities subject to the satisfaction of certain conditions. East American (i) is the true party in interest and is not acquiring any of the Shares for the benefit of any other person or entity and (ii) is acquiring the Shares for the purpose of investment and not with a view to the resale or distribution of all or any part thereof in violation of the Securities Act.

         (b) East American understands that the Shares have not been registered under any state or federal securities laws and cannot be sold, pledged or otherwise disposed of or transferred without compliance with applicable state and federal securities laws and the terms of this Agreement.

         (c) The certificates evidencing the Shares received by East American bear a legend in substantially the form set forth below and contain such other information as Transmedia deems necessary or appropriate:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PURCHASE AGREEMENT DATED AS OF DECEMBER 15, 1997 BETWEEN TRANSMEDIA NETWORK INC. (THE "COMPANY") AND EAST AMERICAN TRADING COMPANY AS MAY BE AMENDED FROM TIME TO TIME, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A "TRANSFER") EXCEPT IN ACCORDANCE WITH THE PROVISIONS THEREOF AND ANY TRANSFEREE OF THESE SECURITIES SHALL BE SUBJECT TO THE TERMS OF SUCH AGREEMENT. COPIES OF THE PURCHASE

         AGREEMENT, AS AMENDED, ARE MAINTAINED WITH THE CORPORATE RECORDS OF THE COMPANY AND ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR STATE SECURITIES LAWS, AND NO TRANSFER OF THESE SECURITIES MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION THEREFROM WITH RESPECT TO WHICH THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL FROM THE HOLDER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT.

Upon receipt by Transmedia of (i) such documentation as it deems necessary and appropriate (including an opinion of counsel, with counsel and such opinion being reasonably satisfactory to Transmedia) to evidence that each of the foregoing legends may be removed from the certificates evidencing the Shares and
(ii) the certificates for the Shares containing such legends, it shall issue to the holder of the Shares new certificates for the Shares without such legends.

     4.2 Covenants.

         (a) East American covenants that none of the Shares issued to it will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of (each being a "Transfer"), except (i) pursuant to an effective registration statement under the Securities Act, or (ii) unless such requirement is waived by the Transmedia, upon receipt by the Transmedia of an opinion of counsel to East American (which opinion and counsel are reasonably satisfactory to Transmedia), in either case to the effect that no registration statement is required in connection with such Transfer because of the availability of an exemption from registration under the Securities Act and, in each case, after full compliance with all of the applicable provisions of the Securities Act and the rules and regulations of the SEC and all applicable state securities laws, rules and regulations.

         (b) Transmedia covenants that it will use its best efforts to obtain the listing of the Shares on the New York Stock Exchange.



                                    ARTICLE V

                             MISCELLANEOUS; GENERAL

     5.1 Fees and Expenses. Each party hereto shall pay its own expenses incident to preparing, entering into or carrying out this Agreement and the consummation of the transactions contemplated hereby.

     5.2 Survival. The agreements of East American and Transmedia contained in Sections 5.1 and 5.6 shall survive the closing of this Agreement.

     5.3 Modification or Amendment. This Agreement constitutes the entire understanding among the parties relating to the subject matter hereof, and no modification, amendment or waiver of any provision of this Agreement will be effective against Transmedia or East American, unless such modification, amendment or waiver is approved in writing by Transmedia and East American. The failure of either party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     5.4 Waiver of Conditions. The conditions to each party's obligations to consummate the transactions contemplated hereby are for the sole benefit of such party and may be waived by such party (in the manner provided for herein) in whole or in part to the extent permitted by applicable law.

     5.5 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     5.6 Governing Law; Forum; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the principles of conflict of laws thereof. Each of the parties to this Agreement hereby irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of (x) the courts of Dade County, Florida (state or federal) for any proceeding brought by East American arising in connection with this Agreement and (y) the courts of Mecklenburg County, North Carolina (state or federal) for any proceeding brought by Transmedia arising in connection with this Agreement (and each such party agrees not to commence any such proceeding, except in such courts), (ii) to the extent such party is not a resident of the State of Florida or the State of North Carolina, as applicable, agrees to accept service of legal process by registered mail at the address specified in Section 5.7 in any such proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Florida or the State of North Carolina, as applicable, and to notify promptly each other party hereto of any change of address for such service of process from the address contained in Section 5.7, (iii) waives any objection to the laying of venue of any such proceeding in the courts of Dade County, Florida (state or federal) or Mecklenburg County, North Carolina (state or federal, as applicable), and (iv) waives, and agrees not to plead or to make, any claim that any such proceeding brought in any court of Dade County, Florida (state or federal) or Mecklenburg County, North Carolina (state or federal, as applicable), has been brought in an improper or otherwise inconvenient forum.

     5.7 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given on the next business day after the same is sent, if delivered personally or sent by telecopy or overnight delivery, or five calendar days after the same is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, as set forth below, or to such other persons or addresses as may be designated in writing in accordance with the terms hereof by the party to receive such notice.

                  If to East American:

                           East American Trading Company
                           4733 Dwight Evans Road
                           Charlotte, North Carolina  28217
                           Facsimile No.  (704) 561-0078
                           Attn: Carl G. McCraw, Jr.

                  With a copy to:

                           Robinson, Bradshaw & Hinson, P.A.
                           101 North Tryon Street
                           Suite 1900
                           Charlotte, North Carolina  28246-1900
                           Facsimile No.:  (704) 378-4000
                           Attn: Robert G. Griffin, Esq.

                  If to Transmedia:

                           Transmedia Network Inc.
                           11900 Biscayne Boulevard
                           North Miami, Florida 33181
                           Facsimile No.: (305) 892-3342
                           Attn:  Chief Executive Officer

                  With a copy to:

                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, New York 10178
                           Facsimile No.: (212) 309-6273
                           Attn:  Stephen P. Farrell, Esq.

     5.8 Assignment. Except as otherwise specifically permitted hereunder, this Agreement and the rights and obligations of the parties hereto shall not be assignable, by operation of law or otherwise, or delegable.

     5.9 Titles and Captions. The titles, captions and table of contents contained in this Agreement are inserted herein only as a matter of convenience and for reference and in no way affect, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first hereinabove written.



                               TRANSMEDIA NETWORK INC.


                               By:
                                   -----------------------------
                                   Name:
                                   Title:


                               EAST AMERICAN TRADING COMPANY


                               By:
                                   -----------------------------
                                   Name:
                                   Title: